THE
           CAPITAL ELECTRIC CONSTRUCTION COMPANY, INC.
                   DEFERRED COMPENSATION PLAN






















                                        Effective January 4, 2001


           CAPITAL ELECTRIC CONSTRUCTION COMPANY, INC.
                   DEFERRED COMPENSATION PLAN

          This is the Capital Electric Construction Company, Inc. Deferred Compensation Plan (the "Plan"), and is adopted by CAPITAL ELECTRIC CONSTRUCTION COMPANY, INC., a Kansas corporation ("Construction"), for the purpose of providing an inducement for continued service by designated key employees of Construction following the merger of Construction into CENTENNIAL ENERGY HOLDINGS, INC., a Delaware corporation ("Centennial"), whereby Centennial will be the surviving company (the "Merger"). This Plan further contemplates that the assets and liabilities of Centennial acquired in connection with the Merger will be transferred to a subsidiary of Centennial immediately following the Merger, and that the subsidiary will become the ultimate sponsor of this Plan. Benefits due under the Plan constitute a mere promise by the entity maintaining this Plan (the "Employer") to pay benefits as the Plan provides. Accordingly, Participants are general unsecured creditors of the Employer with respect to their benefits, and the Plan is unfunded for tax purposes. This document contemplates the establishment of a trust after the Merger for the purpose of holding MDU Shares under this Plan, subject to the claims of the general creditors of the Employer and MDU.

                            ARTICLE I
                 ADOPTION OF PLAN; PARTICIPATION

          The Plan is adopted effective this 4th day of January, 2001; provided, however, that the Plan shall automatically terminate (and any Account balances shall be forfeited entirely) on the 30th day thereafter if the Merger Date has not then occurred. Each individual listed on Schedule A shall be a Participant, provided that such individual is an employee of Construction in good standing on February 1, 2001.

                           ARTICLE II
            VESTING; DISPOSITION OF FORFEITED SHARES

          2.1 Vesting. Except as provided below, in order to become entitled to receive the balance in the Participant's Account maintained pursuant to Section 3.1, a Participant must not incur a Termination voluntarily, or be Terminated for Cause, during the period beginning on the Effective Date and ending on the Vesting
Date set forth opposite the Participant's name on Schedule A (the
"Vesting Date").

          A Participant who, before the Vesting Date, incurs a Termination voluntarily or is Terminated for Cause shall forfeit the balance in his Account effective on the date employment ceases; provided, however, that a Participant who dies or becomes totally disabled before the Vesting Date shall be entitled to receive the balance in his Account. A Participant who, before the Vesting Date, incurs a Termination involuntarily and is not Terminated for Cause shall be entitled to receive the balance in his Account. A reduction in base salary, and a substantial reduction in duties or responsibilities, shall each constitute sufficient reason for the Participant's Termination to be deemed involuntary, provided the Employer has had sufficient notice and opportunity to correct such a change in the terms of the Participant's employment.

          2.2 Disposition of Forfeited Shares. If the MDU Shares credited to any Participant's Account are forfeited pursuant to Section 2.1, the Employer shall notify the Trustee of the forfeiture, and the Trustee shall forthwith deliver the forfeited shares to MDU's Secretary.

                           ARTICLE III
                 CREDITS AND CHARGES TO ACCOUNTS

          3.1 Account. An Account shall be established and maintained for each Participant, which Account shall be credited with the dollar amounts set forth opposite the Participant's name on Schedule A.
On the Merger Date, the dollar amount credited to each Participant's Account shall be converted into a number of MDU
Shares equal to the quotient of such dollar amount divided by the MDU Stock Price (as defined in the Acquisition Agreement dated as of January 5, 2001, pursuant to which the Merger was consummated). Following such conversion, and subject to all of the terms and conditions of this Plan, each Participant shall be entitled to receive the MDU Shares credited to his Account rather than the dollar amount set forth in Schedule A. Each Account shall be charged with distributions, income taxes and any other amounts required to be withheld under Section 4.6.

          3.2 Earnings. Earnings to be credited to an Account shall be equal to the dividends declared and paid from time to time with respect to the number of MDU Shares then credited to the Account.

                           ARTICLE IV
                          DISTRIBUTIONS

          4.1 No Withdrawals. Except as otherwise provided in this article, withdrawals are not available from an Account.

          4.2 Timing of Distribution. Earnings credited to a Participant's Account shall be distributed forthwith to the Participant, subject to tax withholding pursuant to Section 4.6. The MDU Shares credited to a Participant's Account shall be paid on the Vesting Date if the Participant has been continuously employed by the Employer from the Effective Date until the Vesting Date as described in Section
2.1.

          4.3 Death or Disability. Should a Participant die or become totally disabled before the Vesting Date and before incurring a Termination, his Account shall be paid to his Beneficiary under Article V or to him.

          4.4 Limitation on Distributions to Covered Employees. Notwithstanding any other provision of this article, if a Participant is a "covered employee" as defined in Code 162(m)(3) at the time of any distribution, the maximum amount which may be distributed from such a Participant's Account in any Plan Year shall not exceed $1,000,000, less the amount of compensation paid to the Participant by the Employer in such Plan Year which is not "performance-based" (as defined in Code 162(m)(4)(C)). Such amount shall be reasonably determined by the Administrator at the time of the proposed distribution. Any amount not distributed to a Participant in a Plan Year as a result of the limitation set forth in this section shall be distributed in the next Plan Year, which may again be subject to the limitation of this section.

          4.5 Payments to Minors and Incompetents. If any person entitled to any payment under this Plan is, in the judgment of the Administrator, incapable of giving receipt for such payment because of minority, illness, infirmity or other incapacity, the Administrator may pay the amount due such person to a duly appointed legal representative, if there is one, or, if none, to the spouse, children, dependents, or such other persons with whom the person entitled to payment resides. Any such payment shall be a complete discharge of the liability of the Employer, its Affiliates, and the Plan with respect to such payment.

          4.6 Tax Withholding. The Employer shall deduct from any payment or share delivery made under this Plan an amount equal to, or shares having a value equal to, all or part of the federal, state and local taxes required by law to be withheld by the Employer
(including but not limited to any amount that may be necessary to satisfy applicable income tax withholding and employment tax obligations, as well as the Employer's portion of all such applicable taxes), all garnishments, and any other amounts required to be withheld by applicable law or court order.

                            ARTICLE V
                    BENEFICIARY DESIGNATIONS

          5.1 Designation of Beneficiary. Each Participant may designate in the form and the manner specified by the Administrator a Beneficiary to receive the payment (if any) due under Article IV at the Participant's death. The Beneficiary of a married Participant shall be his or her spouse, unless the Participant designates a Beneficiary other than the spouse and the spouse consents in writing to the designation in the form and the manner prescribed by the Administrator. A Participant may revoke such designation at any time and substitute therefor another Beneficiary. A married
Participant may revoke a prior Beneficiary designation only with the consent of his or her spouse in the form and the manner prescribed by the Administrator. A designated spousal
Beneficiary who becomes divorced from the Participant shall be deemed to have predeceased the Participant on the date the divorce is final; subject, however, to redesignation thereafter under this section.

          5.2 Failure To Designate a Beneficiary. If upon the death of an unmarried Participant a Beneficiary has not been validly designated, the Beneficiary shall be the Participant's estate.

                           ARTICLE VI
                TRUST OBLIGATION TO PAY BENEFITS

          6.1 Establishment of Trust. Immediately following the Merger, MDU shall establish a Trust to hold the MDU Shares credited to all Accounts as described in Section 3.1. The assets of any such Trust shall be subject to the claims of MDU's creditors and the creditors of the Employer and shall be maintained pursuant to a separate trust document generally conforming to the terms of the model trust described in Revenue Procedure 92-64.

          6.2 Benefits Paid From Trust. Any payment required to be made under this Plan to a Participant or Beneficiary shall be paid by the Trustee to the extent of the assets held in the Trust by the Trustee, and by the Employer to the extent the assets in the Trust are unavailable to pay such amount.

                           ARTICLE VII
                    ADMINISTRATION AND CLAIMS

          7.1 Plan Administration. The Administrator shall have sole discretionary responsibility for the operation, interpretation, and administration of the Plan. Any action taken on any matter within the discretion of the Administrator shall be final, conclusive, and binding on all parties. In order to discharge its duties hereunder, the Administrator shall have the power and authority to adopt, interpret, alter, amend or revoke rules necessary to administer the Plan, to delegate its duties and to employ such outside professionals as may be required for prudent administration of the Plan. The Administrator shall also have the right within the scope of his authority (if a designee of the Employer) to enter into agreements on behalf of the Employer necessary to administer the Plan. Any Participant who is acting as Administrator shall not be entitled to make decisions with respect to his own participation and entitlement to payment under the Plan.

          7.2  Claims Procedures

               (a) Applicability. This section sets forth the exclusive procedures governing benefits under the Plan. No legal action may be brought by any person claiming entitlement to benefits until after the procedures set forth herein have been exhausted.

               (b) General Rules. Thirty days before a Participant's Vesting Date the Administrator shall send to the affected Participant (or
Beneficiary, as the case may be) and to the Trustee a written notice setting forth the Participant's Account balance. Unless the Employer notifies the Trustee prior to the Vesting Date that the Participant has forfeited the Participant's Account, the Trustee shall deliver the MDU Shares in Participant's Account
(less taxes described in Section 4.6) automatically on the Participant's Vesting Date.

               (c) Claim for Benefits. Any person claiming entitlement to benefits for which the Administrator refuses to authorize payment shall file a written claim for benefits with the Administrator at the offices of the Employer. The claim must set forth the basis for the claim and be signed by the claimant.

               (d) Determination. Within 60 days of receiving a claim for benefits, the Administrator shall make a determination on the claim, and notify the claimant in writing of the determination.
If the claim is approved, the Administrator shall direct the Trustee to commence payment in accordance with the provisions of
Article IV. If the claim is denied, in whole or in part, the Administrator's notice to the claimant shall explain the specific reasons for the denial, refer to the specific Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to perfect the claim (if possible), and explain the steps and time limit for requesting appeal of the determination.

               (e) Appeal of Determination. A claimant (or authorized representative) shall have 60 days in which to file an appeal of the determination, measured from the date the Administrator's notice described in paragraph (d) is mailed. An appeal must (i) be in writing, (ii) set forth each ground and supporting fact on which the appeal is based and (iii) provide any other comments the claimant believes pertinent and helpful to his appeal. When making an appeal, a claimant may review the documents that were pertinent to the Administrator's denial of his claim. Any claimant who fails to file an appeal timely shall be estopped and barred from any further challenge to the Administrator's determination to deny the claim.

               (f) Review by Committee. Upon receipt of a written appeal, the Employer shall appoint a committee, composed of at least 2 individuals who did not participate in the original denial of the claim, to conduct a full and fair review of the appeal. The committee shall complete its review and decide the appeal within 60 days after the written appeal was received by the Employer.
In conducting its review, the committee may, in its sole discretion, require the Employer or the claimant to submit such additional documents or other evidence as the committee deems necessary or appropriate. The review committee's decision shall be final and binding on all persons with respect to the claimant's appeal. If the appeal is denied in whole or in part, the committee shall notify the claimant in writing, setting forth the specific reasons for the denial and the specific plan provisions on which the denial is based. The committee shall have the sole discretion to interpret any provision of the Plan that is pertinent to the outcome of the appeal.

          7.3 Reimbursement of Costs. If any person institutes legal action to enforce any of the provisions of the Plan, the prevailing party in such legal action shall be reimbursed by the other party for the prevailing party's costs, including, without limitation, reasonable fees of attorneys, accountants and similar advisors, and expert witnesses.

                          ARTICLE VIII
                          MISCELLANEOUS

          8.1 Nontransferability. The right of a Participant or Beneficiary to benefits under the Plan shall not be assigned, alienated, transferred, pledged or encumbered. Neither the Employer, its Affiliates, nor the Plan shall be liable for or subject to the debts or liabilities of a Participant.

          8.2 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns, and the Participant and his or her heirs, executors, administrators and legal representatives.

          8.3 No Rights Implied. No Plan provision shall confer upon any Participant the right to continue as a member of the Board or as an employee of the Employer or any Affiliate.

          8.4 Applicable State Law. The Plan shall be construed in accordance with and governed by the laws of the State of Kansas.

          8.5 Entire Agreement. The Plan constitutes the entire understanding and agreement with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among any Participant or Beneficiary and the Employer other than those set forth or provided for herein.

          8.6 Amendment or Termination of Plan. The Employer may amend or terminate the Plan at any time; provided, however, that, except as provided in Article I, no such amendment or termination shall be effective if it has the effect of eliminating or reducing a Participant's Account below the balance calculated under the Plan immediately before giving effect to such amendment or termination.

                           ARTICLE IX
                           DEFINITIONS

          The following terms shall have the meanings set forth in this article, unless a different meaning is plainly required by the context:

          "Account" means the book entry account established and maintained for each Participant under Section 3.1.

          "Administrator" means a committee of two or more members of the Board as selected to serve by such Board. If no such committee exists, then the Administrator means the Board.

          "Affiliate" means any parent corporation (within the meaning of Code 424(e)) or subsidiary corporation (within the meaning of Code 424(f)).

          "Beneficiary" means an individual, trust or other entity entitled to receive payment on account of a Participant's death.

          "Board" means the board of directors of the Employer.

          "Centennial" means Centennial Energy Holdings, Inc., a
Delaware corporation.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Construction" means Capital Electric Construction
Company, Inc., a Kansas corporation.

          "Effective Date" means the effective date of this Plan set forth in Article I.

          "Employer" means Construction, MDU, any Affiliate of MDU, or any other entity to which substantially all of the assets of the trade or business of Construction have been transferred (directly or indirectly), as the case may be, for any period during which such entity maintains this Plan.

          "MDU" means MDU Resources Group, Inc., a Delaware corporation.

          "MDU Share" means one share of the Common Stock, par value $1.00 per share, and the associated preference share purchase rights, of MDU.

          "Merger" means the merger of Construction into Centennial pursuant to the Acquisition Agreement referred to in
Section 3.1.

          "Merger Date" means the closing date of the Merger.

          "Participant" means an individual named in Schedule A.

          "Plan" means this Capital Electric Construction
Company, Inc. Deferred Compensation Plan as set forth herein, as it may be amended from time to time.

          "Plan Year" means each calendar year.

          "Terminated for Cause" means a Termination occasioned by (i) criminal conduct, (ii) failure of the Participant to perform his duties with the skill, knowledge, and diligence reasonably expected of personnel in similar positions or refusal to carry out such reasonable tasks as reasonably directed, (iii) refusal to perform employment duties on a full-time basis, (iv) refusal to act in accordance with any lawful instructions of a more senior employee, or (v) misconduct which could be seriously damaging to the Employer without a reasonable good faith belief by the Participant that his conduct was in the best interest of the Employer.

          "Termination" means the Participant terminates employment with all of (i) MDU, (ii) any Affiliates of MDU (including the Employer) and (iii) any other entity to which substantially all of the assets of the trade or business of Construction have been transferred (directly or indirectly).

          "Trust" means the legal entity created by the Trust
Agreement.

          "Trust Agreement" means the trust instrument entered into among MDU, Centennial (or its assigns), and a trustee, as it may be amended from time to time.

          "Trustee" means the trustee serving from time to time under the Trust Agreement.

          IN WITNESS WHEREOF, Construction has caused this Plan to be executed by a duly authorized officer effective as of the Effective Date.

                              CAPITAL ELECTRIC CONSTRUCTION
                              COMPANY, INC.



                              By:  /s/  Robert E. Doran
                                   Robert E. Doran, III, President




                           SCHEDULE A
          (Capital Electric Construction Company, Inc.)



     The maximum number of shares that could be issued under this Plan, as of the Plan's adoption date, was 67,597 shares (not adjusted for the October 2003 three-for-two stock split).